Exhibit 4.4

América Móvil, S.A.B. de C.V.,

as Issuer

and

Radiomóvil Dipsa, S.A. de C.V.,

as Guarantor

to

The Bank of New York Mellon,

as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent

and

The Bank of New York Mellon (Luxembourg) S.A.,

as Luxembourg Paying Agent and Luxembourg Transfer Agent

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 30, 2010

U.S.$1,250,000,000

6.125% Senior Notes due 2040

TABLE OF CONTENTS

		Page

ARTICLE ONE

DEFINITIONS

Section 101.	Provisions of the Base Indenture	1
Section 102.	Definitions	2

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.	Designation, Principal Amount and Interest Rate	4
Section 202.	Denominations	5
Section 203.	Payment of Additional Amounts	5
Section 204.	Forms Generally	7
Section 205.	Form of Trustee’s Certificate of Authentication	18
Section 206.	Transfers and Exchanges	19
Section 207.	Maintenance of Office or Agency	21
Section 208.	Euro MTF Listing	22

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301.	Consent to Service; Jurisdiction	22
Section 302.	Governing Law; Waiver of Jury Trial	23
Section 303.	Separability of Invalid Provisions	23
Section 304.	Execution in Counterparts	23
Section 305.	Certain Matters	23

FOURTH SUPPLEMENTAL INDENTURE, dated as of March 30, 2010 (this “Fourth Supplemental Indenture”), among América Móvil, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (herein called the “Company”), having its principal office at Lago Alberto 366, Edificio Telcel I, Colonia Anáhuac, 11320, Mexico, D.F., Mexico, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (herein called the “Guarantor”), having its principal office at Lago Alberto 366, Edificio Telcel II, Colonia Anáhuac, 11320, Mexico, D.F., Mexico, The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as Trustee (herein called the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (herein called the “Luxembourg Paying Agent”) and Luxembourg Transfer Agent to the Indenture, dated as of September 30, 2009, among the Company, the Guarantor and the Trustee (herein called the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, Section 301 of the Base Indenture provides for the issuance from time to time thereunder, in series, of debt Securities of the Company, and Section 901 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Company desires by this Fourth Supplemental Indenture to create a series of Securities to be issued under the Base Indenture, as supplemented by this Fourth Supplemental Indenture, and to be known as the Company’s “6.125% Senior Notes due 2040” (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this Fourth Supplemental Indenture and the terms and provisions of which are to be as specified in this Fourth Supplemental Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance and form of the Notes and the terms, provisions and conditions thereof, and additional covenants for purposes of the Notes and the Holders thereof;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Fourth Supplemental Indenture to provide for the Guarantees of the Notes; and

WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Company and the Guarantor covenant and agree with the Trustee and the Luxembourg Paying Agent as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Fourth Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under this Fourth Supplemental Indenture shall be bound hereby. Notwithstanding any other provision of this Section 101 or the Base Indenture or this Fourth Supplemental Indenture to the contrary, to the extent any provisions of this Fourth Supplemental Indenture or any Note issued hereunder shall conflict with any provision of the Base Indenture, the provisions of this Fourth Supplemental Indenture or the Note, as applicable, shall govern.

Section 102. Definitions.

For all purposes of this Fourth Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Fourth Supplemental Indenture;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Fourth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this Fourth Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture;

(d) the term “Securities” as defined in the Base Indenture and as used in any definition therein shall be deemed to include or refer to, as applicable, the Notes; and

(e) the following terms have the meanings given to them in this Section 102(e):

“Agent Member Transferee” has the meaning specified in Section 206(b) hereof.

“Agent Member Transferor” has the meaning specified in Section 206(b) hereof.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, Luxembourg for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Exchange Notes” means the securities with terms substantially identical to the Original Notes (except for the differences provided for in the Registration Rights Agreement) issued pursuant to the Exchange Offer.

“Exchange Offer” means an offer made pursuant to an effective registration statement under the Securities Act by the Company and the Guarantor to exchange the Exchange Notes for the Registrable Notes as required by the Registration Rights Agreement.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof. Global Notes shall include Restricted Global Notes, Regulation S Global Notes and Unrestricted Global Notes.

“Initial Purchasers” means the initial purchasers of the Notes listed on Schedule 1 to the Purchase Agreement.

“Interest Payment Date” means each March 30 and September 30, commencing on September 30, 2010.

“Interest Period” means the period from and including the most recent Interest Payment Date to which interest has been paid or duly made available for payment (or March 30, 2010 if no interest has been paid or been duly made available for payment) to, but excluding, the next succeeding Interest Payment Date or until the Stated Maturity of the Notes, as the case may be.

“Original Notes” means all Notes (including any additional notes issued pursuant to Section 201(b) hereof) other than Exchange Notes.

“Owner Transferee” has the meaning specified in Section 206(b) hereof.

“Owner Transferor” has the meaning specified in Section 206(b) hereof.

“Permitted Holder” means, at any time, any Person who, at such time, is the Holder of at least U.S.$5,000,000 in aggregate principal amount of Notes in certificated form.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchase Agreement” means the Purchase Agreement, dated March 23, 2010, by and among the Company, the Guarantor and the Initial Purchasers.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Notes” means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act.

“Registrable Notes” has the meaning assigned to it in the Registration Rights Agreement.

“Registration Default” means the occurrence of any of the events set forth in Section 2(e) of the Registration Rights Agreement which gives rise to an obligation on the part of the Company to pay additional interest on the Notes in accordance therewith.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 30, 2010, among the Company, the Guarantor and the Initial Purchasers, as such agreement may be amended from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 204 hereof.

“Restricted Global Note” has the meaning specified in Section 204 hereof.

“Restricted Global Transferred Amount” has the meaning specified in Section 206(b) hereof.

“Restricted Note” means a Note initially offered and sold in a transaction exempt from or not subject to the registration requirements of the Securities Act (including, without limitation, under Rule 144A or Regulation S).

“Restrictive Legends” has the meaning specified in Section 206(a) hereof.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act.

“Transfer Restrictions” has the meaning specified in Section 206(a) hereof.

“Unrestricted Global Note” means a Restricted Note in the form of a Global Note with respect to which a Restrictive Legend has been removed pursuant to Section 206(a) hereof.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201. Designation, Principal Amount and Interest Rate.

(a) There is hereby authorized and established a series of Securities designated the “6.125% Senior Notes due 2040,” initially in an aggregate principal amount of U.S.$1,250,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 306, 906 or 1205 of the Base Indenture), which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture. The principal of the Notes shall be due and payable at their Stated Maturity.

(b) The Company may, from time to time and without the consent of the Holders, issue additional notes, with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, on terms and conditions identical to those of the Notes (except for issue date, issue price and the date from which interest shall accrue and, if applicable, first be paid), which additional notes, together with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

(c) The Company may issue Exchange Notes, with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, pursuant to an Exchange Offer, in each case pursuant to a Board Resolution and subject to Section 303 of the Base Indenture, in authorized denominations in exchange for a like principal amount of the Original Notes. Upon any such exchange of Original Notes, the Original Notes so exchanged shall be canceled in accordance with Section 308 of the Base Indenture and shall no longer be deemed Outstanding for any purpose. The Original Notes and any Exchange Notes shall vote and consent together on all matters as one class and none of the Original Notes nor the Exchange Notes shall have the right to vote or consent as a class separate from one another on any matter.

(d) The Stated Maturity of the Notes shall be March 30, 2040. The Notes shall bear interest at the rate of 6.125% per annum from March 30, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on

March 30 and September 30, commencing on September 30, 2010, until the principal thereof is paid or made available for payment on or prior to the Stated Maturity of the Notes; provided, however, that, with respect to any Registrable Notes, if a Registration Default occurs, such Registrable Notes shall bear additional interest as a result thereof (at an incremental rate per annum of 0.50%), as liquidated damages and not as a penalty, from the day such Registration Default occurs to but not including the first day thereafter that no Registration Default is continuing, all in accordance with the provisions of the Registration Rights Agreement, payable on each Interest Payment Date commencing on the first Interest Payment Date after the day on which such Registration Default occurs; and provided, further, that any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Base Indenture.

Section 202. Denominations.

The Notes shall be issued only in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

Section 203. Payment of Additional Amounts.

Section 1009(a) of the Base Indenture is hereby amended and restated in its entirety with respect to the Notes (but not with respect to any other series of Securities) as follows:

“All payments of principal and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico or any authority therein or thereof having power to tax (“Mexican Taxes”). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

(i) that any such taxes, duties, assessments or other governmental charges are imposed solely because of (A) a connection between the Holder and Mexico other than the ownership or holding of such Note and the mere receipt of payments with respect to such Note or (B) failure by the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or any beneficial owner of such Note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(ii) of any such taxes, duties, assessments or other governmental charges with respect to such Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(iii) of estate, inheritance, gift or other similar taxes, assessments or other governmental charge imposed with respect to such Note;

(iv) of any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on such Note;

(v) of any payment on such Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note; and

(vi) of any tax, duty, assessment or governmental charge imposed on a payment to an individual and required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Clause (i)(B) above shall not apply (a) if the provision of information, documentation or other evidence described in such Clause (i)(B) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice or (b) unless the provision of the information, documentation or other evidence described in such Clause (i)(B) is expressly required by the applicable Mexican regulations and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of the applicable Mexican regulations. In addition, such Clause (i)(B) shall not be construed to require that a non Mexican pension or retirement fund or a non Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax.

The Company shall remit the full amount of any Mexican Taxes withheld to the applicable Mexican taxing authorities in accordance with applicable law. The Company shall also provide the Trustee with the constancia or other relevant documentation, if any (which may consist of certified copies of such documentation), satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

In respect of the Notes issued hereunder, at least 10 days’ prior to the first date of payment of interest on the Notes and at least 10 days’ prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish the Trustee and each Paying Agent with an Officer’s Certificate instructing the Trustee and such Paying Agent as to whether such payment of principal of or any interest on such Notes shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge. If any such deduction or withholding shall be required by Mexico or under the federal laws of the United States, then such certificate shall specify, by country, the amount, if any, required to be deducted or withheld on such payment to Holders of such Notes, and the Company shall pay or cause to be paid to the Trustee or such Paying Agent Additional Amounts, if any, required by this Section 1009. The Company agrees to indemnify the Trustee and each Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any Officer’s Certificate furnished pursuant to this Section 1009.”

Section 204. Forms Generally.

The Notes and the Guarantees annexed thereto or endorsed thereon shall be in substantially the forms set forth in this Section 204 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Fourth Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof, with Guarantees duly annexed thereto or endorsed thereon; provided that if any Notes are issued in certificated and not global form, such Notes shall be in substantially the form set forth in this Section 204, but shall not contain the legends relating to Global Notes or the “Schedule of Increases or Decreases in Global Note.”

Upon their original issuance, Notes offered and sold to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form, with Guarantees annexed thereto or endorsed thereon, without coupons, substantially in the form set forth in this Section 204 with such applicable legends as provided herein (each, a “Restricted Global Note”). Such Restricted Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Company, with Guarantees duly annexed thereto or endorsed thereon, and authenticated by the Trustee as hereinafter provided. The aggregate amount of any Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 206 hereof.

Upon their original issuance, Notes offered and sold in reliance on Regulation S shall be issued in the form of one or more Global Notes in definitive, fully registered form, with Guarantees annexed thereto or endorsed thereon, without coupons, substantially in the form set forth in this Section 204, with such applicable legends as provided herein (each, a “Regulation S Global Note”). Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Company, with Guarantees duly annexed thereto or endorsed thereon, and authenticated by the Trustee as herein provided. The aggregate principal amount of any Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 206 hereof.

For all purposes of this Fourth Supplemental Indenture, the term “Restricted Note” shall include all Notes, together with Guarantees of the Guarantor annexed thereto or endorsed thereon, issued upon registration or transfer of, in exchange for or in lieu of, another Restricted Note except as otherwise provided in Section 206 hereof.

(a) Form of Face of Note.

[RESTRICTED GLOBAL NOTE] [REGULATION S GLOBAL NOTE]

[INCLUDE IF NOTE IS A GLOBAL NOTE — THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FOURTH SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY AMÉRICA MÓVIL, S.A.B. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO AMÉRICA MÓVIL, S.A.B. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE FOURTH SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 206 OF THE FOURTH SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS

GLOBAL NOTE IN ACCORDANCE WITH CLAUSE (3) ABOVE, AMÉRICA MÓVIL, S.A.B. DE C.V. OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN SUCH CLAUSE (3), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF AMÉRICA MÓVIL, S.A.B. DE C.V.]

[INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 206 OF THE FOURTH SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS GLOBAL NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

THIS LEGEND MAY BE REMOVED SOLELY IN THE DISCRETION AND AT THE DIRECTION OF AMÉRICA MÓVIL, S.A.B. DE C.V.]

AMÉRICA MÓVIL, S.A.B. DE C.V.

6.125% Senior Notes due 2040

[If Restricted Global Note — CUSIP Number: 02364WAT2 / ISIN Number: US02364WAT27 /

Common Code: 049884923]

[If Regulation S Global Note — CUSIP Number: P0280ADX6 / ISIN Number: USP0280ADX65 /

Common Code: 049899599]

No.	U.S.$

América Móvil, S.A.B. de C.V. (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to, as supplemented by the First Supplemental Indenture hereinafter referred to), a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”), for value received, hereby promises to pay to                    , or registered assigns, the principal sum of                    Dollars as revised by the Schedule of Increases and Decreases in Global Note attached hereto on March 30, 2040 (unless earlier redeemed, in which case, on the applicable Redemption Date) and to pay interest thereon from March 30, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually in arrears on March 30 and September 30 of each year, commencing on September 30, 2010 at the rate of 6.125% per annum, until the principal hereof is paid or made available for payment; provided [if the Note is a Registrable Note, then insert — that, upon the occurrence of a Registration Default, the per annum interest rate borne by this Note shall increase by adding 0.50% thereto, as liquidated damages and not as a penalty, for the period from the first day on which such Registration Default occurs to but not including the first day thereafter until no Registration Default is continuing, all in accordance with the provisions of the Registration Rights Agreement, and in which case the Company shall provide notice to the Trustee of such increase in the interest rate, and shall cause the Trustee to provide appropriate notice thereof to the Holder of this Note; and provided, further,] that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Base Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 and September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [if the Note is a Registrable Note, then insert —; provided that any accrued and unpaid interest (including additional interest as a result of any Registration Default, if applicable) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable instead on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note shall be made at the office of the Trustee or agency of the Company in the Borough of Manhattan, The City of New York, New York and, if and for so long as the Notes are admitted to listing on the Official List of the Luxembourg Stock Exchange and trading on the Euro MTF, at the office of the Luxembourg Paying Agent, in each case maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Note in the case of any payment due at the Maturity of the principal thereof; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee in writing, the Company, or its agent at least 10 Business Days prior to the applicable payment date, shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. [If the Note is a Global Note, then insert — Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note shall be made in accordance with the Applicable Procedures of the Depositary.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

AMÉRICA MÓVIL, S.A.B. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

(b)	Form of Reverse of Note.

This Note is one of a duly authorized issue of securities of the Company (herein collectively called the “Notes”), issued under an Indenture, dated as of September 30, 2009 (herein called the “Base Indenture”) among the Company, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (herein called the “Guarantor,” which term includes any successor Person under the Indenture), The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), Security Registrar, Paying Agent and Transfer Agent, as supplemented by the Fourth Supplemental Indenture dated as of March 30, 2010 (herein called the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor, the Trustee and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent (herein called the “Luxembourg Paying Agent”) and Luxembourg Transfer Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Additional notes on terms and conditions identical to those of this Note (except for issue date, issue price and the date from which interest shall accrue and, if applicable, first be paid) may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes, in which case the Schedule of Increases and Decreases in Global Note attached hereto will be correspondingly adjusted.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) payment of principal and premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

All payments of principal and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico or any authority therein or thereof having power to tax (“Mexican Taxes”). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

(i) that any such taxes, duties, assessments or other governmental charges are imposed solely because of (A) a connection between the Holder and Mexico other than the ownership or holding of such Note and the mere receipt of payments with respect to such Note or (B) failure by the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or any beneficial owner of such Note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(ii) of any such taxes, duties, assessments or other governmental charges with respect to such Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(iii) of estate, inheritance, gift or other similar taxes, assessments or other governmental charge imposed with respect to such Note;

(iv) of any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on such Note;

(v) of any payment on such Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note; and

(vi) of any tax, duty, assessment or governmental charge imposed on a payment to an individual and required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Clause (i)(B) above shall not apply (a) if the provision of information, documentation or other evidence described in such Clause (i)(B) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice or (b) unless the provision of the information, documentation or other evidence described in such Clause (i)(B) is expressly required by the applicable Mexican regulations and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of the applicable Mexican regulations. In addition, such Clause (i)(B) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax.

The Company shall provide the Trustee with the constancia or other relevant documentation, if any (which may consist of certified copies of such documentation), satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or any Paying Agent, as applicable, upon request therefor.

The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the First Supplemental Indenture or the issuance of the Notes.

All references herein and in the Indenture or the Guarantees, to principal, premium, if any, or interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references herein and in the Indenture to principal in respect of any Note shall be deemed to mean and include any Redemption Price payable in respect of such Note pursuant to any redemption right hereunder (and all references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1009 of the Indenture.

The Company may, at its option, redeem the Notes upon not less than 30 nor more than 60 days’ notice, at any time:

(i) in whole but not in part at a Redemption Price equal to the sum of (A) 100% of the outstanding principal amount of the Notes, (B) accrued and unpaid interest on the principal amount of the Notes to but not including the Redemption Date and (C) any Additional Amounts which would otherwise be payable thereon up to but not including the Redemption Date, solely if, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after March 23, 2010, the Company would be obligated, after making reasonable endeavors to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at the rate of 4.9%; provided, however, that (1) no notice of redemption pursuant to this clause (i) may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment on the Notes were then due and (2) at the time such notice of redemption is given, the Company’s obligation to pay such Additional Amounts remains in effect; and

(ii) in whole or in part, at a Redemption Price equal to the greater of (1) 100% of the outstanding principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in the case of (1) and (2), accrued and unpaid interest on the principal amount of such Notes to but not including the Redemption Date.

For purposes of clause (ii) above, the following terms shall have the specified meanings:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (y) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., or their respective Affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. (New York time) on the third Business Day preceding such Redemption Date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor, on the one hand, and the rights of the Holders of the Notes, on the other hand, at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, and/or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Section 202 of the Fourth Supplemental Indenture and Sections 202 and 304 of the Base Indenture), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal, premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

[If the Note is a Global Note, then insert — This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 202 of the Fourth Supplemental Indenture and Sections 202 and 304 of the Base Indenture on transfers and exchanges of Global Notes.]

This Note, the Guarantees and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT— (Cust)
TEN ENT - as tenants by the entireties	Custodian under Uniform (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act (State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

(c) Form of Guarantee.

GUARANTEE

OF

RADIOMÓVIL DIPSA, S.A. DE C.V.

Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (the “Guarantor”), hereby fully and unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”), in accordance with the terms of the Indenture, dated as of September 30, 2009 (herein called the “Base Indenture,” which term shall have the meaning assigned to it in such instrument, as supplemented by the Fourth Supplemental Indenture, dated as of March 30, 2010 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among América Móvil, S.A.B. de C.V., the Guarantor, The Bank of New York Mellon, as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent, and the Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, the full and punctual payment when due, whether at maturity, upon redemption, by acceleration or otherwise, of the principal of, premium, if any, and interest on, and any other amounts due under the Notes and all other obligations of the Company under the Indenture including, without limitation, if any such payment is subject to withholding for or on account of any taxes, duties, assessments or other governmental charges imposed with respect thereto by a Mexican taxing authority, payments of additional amounts to the Holders of the Note to which this Guarantee is annexed so that the net amount received by such Holder equals the amount that would have been received absent such withholding, subject to the limitations provided in Section 203 of the Fourth Supplemental Indenture. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture shall be limited to the maximum amount as shall, after giving effect to all other liabilities (fixed and contingent) of the Guarantor, result in the obligations of the Guarantor under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth, to the extent and in the manner provided, in Article Eleven of the Indenture, as supplemented by the Fourth Supplemental Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note to which this Guarantee is annexed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

RADIOMÓVIL DIPSA, S.A. de C.V.,

By:
Name:
Title:

By:
Name:
Title:

Section 205. Form of Trustee’s Certificate of Authentication

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON
as Trustee

By:
Authorized Officer

Section 206. Transfers and Exchanges

(a) Restricted Notes. Restricted Notes shall be subject to the restrictions on transfer (the “Transfer Restrictions”) provided in the applicable legend(s) (the “Restrictive Legends”) required to be set forth on the face of each Restricted Note pursuant to Section 204, unless compliance with the Transfer Restrictions shall be waived by the Company and the Guarantor in writing delivered to the Trustee.

Subject to the following paragraph, the Transfer Restrictions shall cease and terminate with respect to any particular Restricted Note, and the applicable Restrictive Legend shall be removed from such Restricted Note, in the Company’s sole discretion and upon delivery of a Company Order by the Company to the Trustee upon receipt by the Company of evidence satisfactory to it that, as of the date of determination, such Restricted Note has been transferred by the Holder (a) pursuant to an exemption from registration under the Securities Act (if available) or (b) pursuant to an effective registration statement under the Securities Act. In the case of clause (a), the Company or the Trustee may require the delivery of any documents or other evidence (including, without limitation, an Opinion of Counsel experienced in matters of United States federal securities laws) that the Company or the Trustee, in its sole discretion, deems necessary or appropriate to evidence compliance with any such exemption. All references in the preceding sentence to any regulation, rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Company may terminate the Transfer Restrictions with respect to, and remove a Restrictive Legend from, any particular Restricted Note in such other circumstances as it determines are appropriate for this purpose and shall deliver to the Trustee an Opinion of Counsel, if any, and an Officer’s Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

Notwithstanding the preceding paragraph, the Company may, in its sole discretion, terminate the Transfer Restrictions with respect to, and instruct the Trustee by Company Order to remove a Restrictive Legend from, any Restricted Global Note or any Regulation S Global Note after determining that such Restricted Legend is no longer required under applicable securities laws (which determination shall be set forth in such Company Order), in each case without delivering an Officer’s Certificate or Opinion of Counsel to the Trustee.

At the request of the Holder and upon the surrender of such Restricted Note, together with Guarantees of the Guarantor annexed thereto or endorsed thereon, to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 206, any Restricted Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraphs shall be exchanged for a new Note of like aggregate principal amount, but without the Restrictive Legends. Any Restricted Note as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Restricted Note) shall thereupon cease to be a “Restricted Note” for all purposes of this First Supplemental Indenture.

The Company shall notify the Trustee in writing of the effective date of any registration statement registering any Restricted Note under the Securities Act and shall ensure that any Opinion of Counsel received by it in connection with the removal of any Restrictive Legend is also addressed to the Trustee. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and without negligence on its part in accordance with such notice or any Opinion of Counsel.

As used in this Section 206(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Notes referred to herein.

(b) Transfers Between Global Notes

(i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest (an “Owner Transferor”) in a Restricted Global Note wishes at any time to transfer such beneficial interest to a Person (an “Owner Transferee”) who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 206(b)(i). Upon receipt by a Transfer Agent of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member, whose account is to be debited (an “Agent Member Transferor”) with respect to the Restricted Global Note, directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of another Agent Member (an “Agent Member Transferee”) (which shall be an account of Euroclear or Clearstream, Luxembourg or both) a beneficial interest in a Regulation S Global Note in a principal amount equal to the beneficial interest in the Restricted Global Note to be so transferred (the “Restricted Global Transferred Amount”), (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the Agent Member Transferor to be debited by, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex A hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Regulation S Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(ii) Restricted Global Note to Unrestricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Restricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 206(b)(ii). Upon receipt by a Transfer Agent of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of an Agent Member Transferee (which may but need not be an account of Euroclear or Clearstream, Luxembourg) a beneficial interest in the Unrestricted Global Note in a principal amount equal to the Restricted Global Transferred Amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor to be debited for, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex B hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Unrestricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(iii) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S

Global Note or an Unrestricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 206(b)(iii). Upon receipt by a Transfer Agent of (1) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor, directing the Trustee, as Security Registrar, to credit, or cause to be credited to, a specified account of an Agent Member Transferee a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor (which, in the case of a beneficial interest in the Regulation S Global Note, must be an account of Euroclear or Clearstream, Luxembourg or both) to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note (but not the Unrestricted Global Note), a certificate in substantially the form set forth in Annex C hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Note or Unrestricted Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit, or cause to be credited to, the account of the Agent Member Transferee such beneficial interest in the Restricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor such beneficial interest in the Regulation S Global Note or Unrestricted Global Note, as the case may be.

(c) Other Transfers. In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 206, such transfer or exchange shall be subject to such procedures and requirements as may be reasonably prescribed by the Company, the Guarantor and the Trustee from time to time and, in the case of a transfer or exchange invoking a Global Note, the Applicable Procedures.

(d) Notwithstanding the foregoing, during the period of one year after the date of this Fourth Supplemental Indenture, the Company and the Guarantor shall not, and shall not permit any of their Affiliates that are Subsidiaries to, purchase or agree to purchase or otherwise acquire a Restricted Note, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker’s transactions) unless, immediately upon any such purchase, the Company, the Guarantor or any such Affiliate shall submit such Restricted Note to the Trustee for cancellation. The Company and the Guarantor further agree to ask their Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

Section 207. Maintenance of Office or Agency

(a) With respect to any Notes that are not in the form of a Global Note, the Company shall maintain in the Borough of Manhattan, The City of New York an office or agency, in each case, in accordance with Section 1002 of the Base Indenture.

(b) If and for so long as the Notes are admitted to listing on the Official List of the Luxembourg Stock Exchange and trading on the Euro MTF, the Company shall maintain pursuant to Section 1002 of the Base Indenture an office or agency in Luxembourg where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company has initially appointed The Bank of New York Mellon (Luxembourg) S.A. as the Paying Agent and the Transfer Agent for such transfers and exchanges and for such notices and demands in Luxembourg with respect to the Notes. The Bank of New York Mellon (Luxembourg) S.A. has its main offices at Aerogolf Center, 1A Hoehenhof, L- 1736 Senningerberg, Luxembourg.

(c) If for any reason The Bank of New York Mellon (Luxembourg) S.A. shall not continue as the Paying Agent or Transfer Agent for such transfers and exchanges and for such notices and demands in Luxembourg with respect to the Notes and the Notes admitted to listing on the Official List of the Luxembourg Stock Exchange and trading on the Euro MTF, the Company shall appoint a substitute Paying Agent or agent in Luxembourg, in accordance with the rules then in effect of the Luxembourg Stock Exchange and the provisions of the Indenture and the Notes. Following the appointment of a substitute Paying Agent or agent in Luxembourg, the Company shall give the Holders of the Notes notice of such appointment pursuant to Section 106 of the Base Indenture.

Section 208. Euro MTF Listing

The Company shall use its reasonable best efforts to have the Notes admitted to listing on the Official List of the Luxembourg Stock Exchange and trading on the Euro MTF; provided, however, that the Company will not be required to maintain such admission to listing and trading.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301. Consent to Service; Jurisdiction

Each party hereto agrees that any legal suit, action or proceeding arising out of or relating to this Fourth Supplemental Indenture, the Base Indenture, the Notes or the Guarantees may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York and in the courts of its own corporate domicile, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Company and the Guarantor hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Fourth Supplemental Indenture, the Notes or the Guarantees which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, each of the Company and the Guarantor will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. Each of the Company and the Guarantor agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

Section 302. Governing Law; Waiver of Jury Trial

(a) THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH OF THE PARTIES HERETO (EXCEPT, FOR THE AVOIDANCE OF DOUBT, THE HOLDERS OF THE NOTES) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS FOURTH SUPPLEMENTAL INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 303. Separability of Invalid Provisions

In case any one or more of the provisions contained in this Fourth Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Fourth Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Fourth Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 304. Execution in Counterparts

This Fourth Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 305. Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

AMÉRICA MÓVIL, S.A.B. DE C.V.,
as Issuer

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	General Counsel

RADIOMÓVIL DIPSA, S.A. DE C.V., as Guarantor

By:	/s/ Carlos José García Moreno Elizondo
Name:	Carlos José García Moreno Elizondo
Title:	Attorney-in-Fact

By:	/s/ Alejandro Cantú Jiménez
Name:	Alejandro Cantú Jiménez
Title:	General Counsel

THE BANK OF NEW YORK MELLON as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent

By:	/s/ Karen Ferry
Name:	Karen Ferry
Title:	Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:	/s/ Karen Ferry
Name:	Karen Ferry
Title:	Attorney-in-Fact

ANNEX A

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 206(b)(i)

of the Fourth Supplemental Indenture)

The Bank of New York Mellon

as Trustee

Re:	6.125% Senior Notes due 2040 of

América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Fourth Supplemental Indenture, dated as of March 30, 2010 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”), The Bank of New York Mellon, as Trustee (the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, to the Indenture dated as of September 30, 2009 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No.: 02364WAT2; ISIN No.: US02364WAT27) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No.: P0280ADX6; Common Code: 049899599; ISIN No.: USP0280ADX65), which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act or Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer is being effected pursuant to Rule 903 and Rule 904:

(1)	the offer of the Notes was not made to a Person in the United States;

(2)	either:

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(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream, Luxembourg or both.

(ii) If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S or Rule 144.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

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ANNEX B

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 206(b)(ii)

of the Fourth Supplemental Indenture)

The Bank of New York Mellon

as Trustee

Re:	6.125% Senior Notes due 2040 of

América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Fourth Supplemental Indenture, dated as of March 30, 2010 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”), The Bank of New York Mellon, as Trustee (the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, to the Indenture as of September 30, 2009 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No.: 02364WAT2; ISIN No.: US02364WAT27) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person that shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No.:                     ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act, or (ii) Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer has been effected pursuant to Rule 903 and Rule 904:

(1) the offer of the Notes was not made to a Person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

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(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii) If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

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ANNEX C

FORM OF TRANSFER CERTIFICATES

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR UNRESTRICTED GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 206(b)(iii)

of the Fourth Supplemental Indenture)

[Transferor Certificate]

The Bank of New York Mellon

as Trustee

Re:	6.125% Senior Notes due 2040 of

América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Fourth Supplemental Indenture, dated as of March 30, 2010 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”), The Bank of New York Mellon, as Trustee (the “Trustee”), Security Registrar, Principal Paying Agent and Transfer Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent and Luxembourg Transfer Agent, to the Indenture as of September 30, 2009 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more [Regulation S Global Notes (CUSIP No.: P0280ADX6; Common Code: 049899599; ISIN No.: USP0280ADX65)] [Unrestricted Global Notes (CUSIP No.:                     ] and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that shall take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No.: 02364WAT2; ISIN No.: US02364WAT27).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1) such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

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(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.

Radiomóvil Dipsa, S.A. de C.V.

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